Exhibit 99.1

PMGC Holdings Inc. Signs Letter of Intent to Acquire Profitable U.S.-Based Electronics Manufacturing Company

•	Acquisition Target Specializes in High-Precision Electrical and Mechanical Assembly, Including Printed Circuit Board Manufacturing for Commercial and Industrial Customers Across the U.S.A.

•	PMGC’s second pending acquisition since April, demonstrates that its M&A strategy is well underway, with additional deals expected this year.

Newport Beach, CA – June 9, 2025 – PMGC Holdings Inc. (Nasdaq: PMGC) (the “Company,” “PMGC,” “we,” or “us”), a diversified public holding company, is pleased to announce the signing of a non-binding Letter of Intent (“LOI”) to acquire a U.S.-based, cash-flow positive electronics contract manufacturing company with over 40 years of operational history.

About the Target Company

Established in the 1980s, the Target company (“Target”) is a full-service provider of high-precision electronics manufacturing and assembly services. With core capabilities, including electrical and mechanical assembly, printed circuit card assembly and functional testing, and electronic component testing, the Target serves a range of commercial and industrial clients. It also supports small-batch production and prototyping, offering both consignment and turnkey solutions.

The Target generated approximately $699,000 in revenue and $173,000 in adjusted EBITDA in 2024.

Strategic Rationale

This acquisition aligns with PMGC’s approach of acquiring US based, fundamentally strong businesses with durable cash flow and growth potential. PMGC Management believes the Target stands out for its longstanding customer relationships and strong control over its operations and manufacturing abilities.

“We are thrilled to partner with a business that embodies the precision and reliability that we believe defines American manufacturing,” said Graydon Bensler, Chief Executive Officer of PMGC Holdings Inc. “This company has built a legacy of excellence, and we believe there is a compelling opportunity to scale operations and enhance customer acquisition through strategic support and platform integration.”

Industry Tailwinds

This acquisition comes at a time of renewed national focus on revitalizing domestic manufacturing. With ongoing support from federal initiatives such as the CHIPS and Science Act, the reshoring of electronics supply chains continues to gain momentum. The U.S. electronics manufacturing services (EMS) sector is positioned for growth as industries prioritize secure, localized, and high-quality production partners. PMGC believes this transaction places the company at the intersection of that movement, offering exposure to a high-integrity operator deeply embedded in that ecosystem.

The closing of this acquisition is subject to customary conditions, including completion of due diligence, certain corporate approvals, and execution and delivery of definitive documentation. We cannot assure that closing of the acquisition will occur.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of three wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Research Inc., and PMGC Capital LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com